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                                     BYLAWS

                                       of

                               QUESTAR CORPORATION

                               A Utah Corporation

                                     OFFICES

     SECTION 1. The principal office shall be in Salt Lake City, Salt Lake County, Utah. The Corporation may also have an office at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                      SEAL

     SECTION 2. The corporate seal shall be inscribed with the name of the Corporation, the year of its organization, and the words "Corporate Seal, Utah." The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or reproduced.

                             STOCKHOLDERS' MEETINGS

     SECTION 3. All meetings of the stockholders shall be held at the office of the Corporation in Salt Lake City, Salt Lake County, State of Utah or any other convenient location within the United States as the Board of Directors may fix.

     SECTION 4. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect, by plurality vote, directors equal in number to those with terms that expire as of the same date and transact such other business as may properly be brought before the meeting.



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     SECTION 5. Special meetings of the stockholders, for any proper purpose or purposes may be called by the Board of Directors. Special meetings shall be called by the Chairman or Secretary at the request in writing of the holders entitled to cast at least 10 percent of the votes that all stockholders are entitled to cast on any issue proposed or to be considered at the particular meeting. Such written request shall state the purpose or purposes of the proposed meeting. Upon a request from holders entitled to call a special meeting, the Board of Directors shall determine a place and time for such meeting, which time (other than special meetings called pursuant to Utah's Control Shares Acquisition Act) shall be not less than ninety (90) nor more than one hundred and twenty (120) days after the receipt and determination of the validity of such request; and a record date for the determination of stockholders entitled to vote at such meeting. Following such receipt and determination, notice shall be delivered to the stockholders entitled to vote at such meeting in the manner set forth in the Bylaws that a meeting will be held at the time and place so determined. The Board of Directors or the Chairman of the Board of Directors may determine rules and procedures for the conduct of the meeting.

     SECTION 6. Holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. Abstentions, withheld votes, and broker non-votes are counted for purposes of determining whether a quorum is present. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until such requisite amount of

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voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     SECTION 7. The Secretary shall give, but in case of his failure, any other officer of the Corporation may give, written or printed notice to the stockholders stating the place, day and hour of each meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting.

     SECTION 8. Notice may be given either personally or by mail, and if given by mail, such notice shall be deemed to be delivered when deposited in the United States mails addressed to the stockholder at such address as it appears on the stock transfer books of the Corporation, with postage prepaid thereon.

     SECTION 9. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing, subscribed by such stockholder and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period. Each stockholder shall have one vote for each share of stock registered in the stockholder's name on the books of the Corporation as of the record date set for such meeting. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a plurality vote, except as otherwise provided in these Bylaws, the Articles of Incorporation, or applicable law. For purposes of determining whether a plurality vote, a majority vote or a supermajority vote (if required by the Bylaws, the Articles of Incorporation, or applicable law) has

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been achieved, only votes cast "for" or "against" are included. Abstentions, withheld votes, and broker non-votes are not considered votes cast.

     SECTION 10. A complete list of stockholders entitled to vote at the ensuing election shall be prepared and be available for inspection at the Corporation's principal office by any stockholder beginning two business days after notice is given of the meeting for which the list was prepared and continuing throughout the meeting. The list shall be arranged by voting group and by class or series of shares within each voting group and be alphabetical within each voting group or class. The list shall indicate each stockholder's name, address, and number of voting shares.

     A stockholder, directly or through an agent or attorney, has the right to inspect and copy, at his expense, the list of stockholders prepared in connection with each meeting of stockholders. The stockholder must make a written request to examine the list and must examine it during the Corporation's regular business hours.

     SECTION 11. Business transacted at all special meetings of the stockholders shall be confined to the objects stated in the call and notice.

     SECTION 12. Only proposals properly brought before the Corporation's annual or special meeting of stockholders may be considered and voted upon by stockholders. A proposal shall be properly brought before the meeting if it is specified in the notice of such meeting (or any supplement to such notice) mailed by the Corporation to the stockholders, or if it is otherwise properly brought before the meeting by or at the direction of the Corporation's Board of Directors, or if such proposal is otherwise properly brought before an annual meeting by a stockholder entitled to vote at such meeting who has complied with the procedures specified in this section of the Corporation's Bylaws. A stockholder desiring to make a proposal before the annual meeting that

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is not contained in the notice of such meeting distributed, by order of the
Board of Directors, to the Corporation's stockholders must give timely notice of the proposal, in proper written form, to the Corporation's Secretary at the Corporation's principal executive offices.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be proper written form, a stockholder's notice to the Secretary must set forth the following information: (a) a clear and concise statement of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the number of shares of the Corporation's common stock that are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (e) a representation that such stockholder is a holder of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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     In addition, notwithstanding anything in this section of the Corporation's
Bylaws to the contrary, a stockholder intending to nominate one or more persons for election as a director at any annual or special meeting of stockholders must comply with Section 13 of these Bylaws for such nominations to be properly brought before such meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this section of the Corporation's Bylaws. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be conducted at the meeting.

     No business shall be conducted at a special meeting of stockholders except for such business as shall have been brought before the meeting pursuant to the Corporation's notice of meeting or such business as is otherwise properly brought before the meeting by or at the direction of the Corporation's Board of Directors.

     SECTION 13. At any meeting of stockholders at which directors are to be elected, nominations of persons for election to the Corporation's Board of Directors may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors at such meeting. Any stockholder proposing to make such nominations, if other than at the direction of the Board of Directors, may nominate one or more persons for election as directors only if timely notice of such stockholder's intent is given in proper written form to the Corporation's Secretary at the Corporation's principal executive offices.

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     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the number of shares of the Corporation's common stock that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the number of shares of the Corporation's common stock that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and, any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is

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a holder of record of stock of the Corporation entitled to vote at the meeting to nominate the person or persons named in its notice, and (v) any other information relating to such stockholder as would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanies by a written consent, signed by each proposed nominee, to being named as a nominee and to serve as a director of the Corporation if so elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section of the Corporation's Bylaws. If the Chairman of the meeting determined that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded and not placed upon the ballot.

     SECTION 14. The Chairman of the Board of Directors, or in his absence, the presiding officer, shall have complete authority to establish the rules of conduct to be followed at any meeting of stockholders and to make all decisions concerning procedural issues or questions raised at any meeting of stockholders; provided, however, that the Chairman or presiding officer shall not take any action or make any decision that contravenes applicable state law.

                                    DIRECTORS

     SECTION 15. The property and business of this Corporation shall be managed under the direction of the Board of Directors. The Board shall consist of thirteen directors. The Board of Directors shall be divided into three classes, as nearly equal in number as the total number of directors constituting the entire Board permits, with the term of office of one class expiring each

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year. Each class shall hold office for terms expiring at the third Annual
Meeting of Stockholders following the most recent election of such class and when their successors are elected and qualified. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, any director, or directors, including the entire Board of Directors, may be removed, but only for cause and by the affirmative vote of at least two-thirds of the issued and outstanding stock of the Corporation that is entitled to vote for the elections of directors, and no qualification for the office of director that may be provided for in the Articles of Incorporation or Bylaws shall apply to any director in office at the time such qualification was adopted or to any successor appointed by the remaining directors to fill the term of such director.

     SECTION 16. The directors may hold their meetings and have one or more offices and keep the books of the Corporation outside of Utah at such places as they may from time to time determine.

     SECTION 17. In addition to the powers and authority by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute of the State of Utah, or by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

                                   COMMITTEES

     SECTION 18. The Board of Directors, by resolution or resolutions passed by a majority of the whole Board, may designate one or more Committees, one of which Committees shall be known as the Executive Committee, and with each Committee to consist of two or more of the directors of the Corporation. To the extent provided in the Articles of Incorporation, these Bylaws, or resolution, the Committees shall have and may exercise the powers conferred upon them by the Board of Directors; provided, however, that the Executive Committee when so appointed by resolution of the

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Board of Directors shall have and may exercise the power of the Board of
Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers that may require it. All Committees, except the Executive Committee, when so appointed, shall have such name or names as may be stated in these Bylaws or may be determined from time to time by resolutions adopted by the Board of Directors.

     SECTION 19. The Committees shall keep regular minutes for their proceedings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

     SECTION 20. Directors, as such, shall not receive any salary for their services, but the Board of Directors by resolution shall fix the fees to be allowed and paid to directors, as such, for their services and provide for the payment of the expenses of the directors incurred by them in performing their duties. Nothing herein contained, however, shall be considered to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 21. Fees to members of special or standing committees and expenses incurred by them in the performance of their duties, shall also be fixed and allowed by resolution of the Board of Directors.

                              MEETINGS OF THE BOARD

     SECTION 22. The Board of Directors may meet at the Corporation's principal office in Salt Lake County, Utah, or at such other place as may be determined by a majority of the members of the Board.

     SECTION 23. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

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     SECTION 24. Special meetings of the Board of Directors may be called by the
Chairman of the Board or the President on one day's notice to each director, with such notice given either in person, by telephone, or by telegram to the address listed in the corporate records of the Corporation; special meetings may be called by the President or Secretary in like manner and on like notice on the written request of two directors.

     SECTION 25. At all meetings of the Board of Directors a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. Directors may participate in a Board meeting and be counted in the quorum by means of conference telephone or similar communications equipment by which all directors participating in the meeting can hear each other.

     SECTION 26. Unless the Articles of Incorporation provide otherwise, any acts required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors take the action, each director signs a written consent describing the action taken, and the consents are filed with the records of the Corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

     SECTION 27. The officers of the Corporation shall be elected by the directors and shall be as stated in the Articles of Incorporation: a Chairman of the Board of Directors, a President, a Secretary and Treasurer. The Board of Directors may also appoint one or more Vice Presidents and

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other officers as appropriate. The Secretary and Treasurer may be the same person, and the Chairman of the Board or any Vice President may hold at the same time the office of Secretary or Treasurer.

     SECTION 28. The Board of Directors at its first meeting after each annual meeting shall elect a Chairman of the Board of Directors and a President from their own number; and shall also elect a Secretary and a Treasurer who need not be members of the Board of Directors. At such time, the Board of Directors shall also appoint one or more Vice Presidents.

     SECTION 29. The Board of Directors may appoint such other officers and agents as it may deem necessary; such officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 30. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     SECTION 31. The officers of the Corporation shall hold office until their successors are chosen. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                              CHAIRMAN OF THE BOARD

     SECTION 32. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He shall have supervision of such matters as may be designated to him by the Board of Directors

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                                    PRESIDENT

     SECTION 33. Unless another officer is so designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and shall perform the following duties:

     (a) In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and directors, have general and active management of the business of the Corporation, and see that all orders and resolutions of the Board of Directors are carried into effect.

     (b) The President shall execute bonds, mortgages and other contracts requiring the seal, under the seal of the Corporation.

     (c) The President shall have the general powers and duties of supervision and management usually vested in the office of a president of a corporation.

     If another officer is designated by the Board of Directors as Chief Executive Officer, the President shall have supervision of such matters as shall be designated to him by the Board of Directors and/or the Chief Executive Officer.

                                 VICE PRESIDENT

     SECTION 34. The Vice President shall perform the duties prescribed by the President or the Board of Directors. The Board of Directors may appoint one or more of the Vice Presidents as Senior Vice Presidents and one or more as Executive Vice Presidents.

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                                    SECRETARY

     SECTION 35. (a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing Committees when required. The Secretary shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall serve. The Secretary shall keep in safe custody the seal of the Corporation and shall affix the seal to any instrument requiring it and shall attest it.

     (b) In the absence or disability of the Secretary, the President may designate an employee to serve as Assistant Secretary to perform the responsibilities prescribed in the Bylaws for the Secretary.

                                    TREASURER

     SECTION 36. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meeting of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

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     (b) The President may designate an employee to serve as Assistant Treasurer to assist the Treasurer perform his responsibilities. In the absence or disability of the Treasurer, the Assistant Treasurer shall perform the responsibilities prescribed in the Bylaws for the Treasurer.

                                    VACANCIES

     SECTION 37. If the office of any director or directors becomes vacant by reason of the death, resignation, disqualification, removal from office, or otherwise, the remaining directors, though not less than a quorum, shall choose a successor or successors who shall hold office for the remaining portion of the term or terms of the office left vacant until the successor or successors shall have been duly elected, unless sooner displaced.

                       DUTIES OF OFFICERS MAY BE DELEGATED

     SECTION 38. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the power or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concur therein.

                              CERTIFICATES OF STOCK

     SECTION 39. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk, acting in behalf of the Corporation, and a registrar, the signature of any such Chief

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Executive Officer, President, Vice President, Treasurer, Assistant Treasurer,
Secretary or Assistant Secretary, may be facsimile. In case any officer or officers, who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of such Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons, who signed such certificate or certificates or whose facsimile signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

                                TRANSFER OF STOCK

     SECTION 40. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney, lawfully constituted in writing, and upon surrender of the certificate therefor, and upon the payment of any transfer tax or transfer fees which may be imposed by law or by the Board of Directors.

                            CLOSING OF TRANSFER BOOKS

     SECTION 41. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion, or exchange of capital stock shall go into effect, or for a period of not exceeding seventy (70) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date not exceeding seventy
(70) days preceding the date of any meeting of stockholders, or the date for

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the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion, or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock. If a record date is fixed by the Board of Directors, only stockholders as of the record date shall be entitled to notice of and to vote at any meeting or to receive payment of dividend or to receive an allotment of rights, notwithstanding any transfer of stock on the books of the Corporation after any such record date.

                             REGISTERED STOCKHOLDERS

     SECTION 42. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Utah.

                                LOST CERTIFICATE

     SECTION 43. When authorized by the Secretary of the Corporation in writing, the duly appointed stock transfer agency may issue and the duly appointed registrar may register, new or duplicate stock certificates to replace lost, stolen, or destroyed certificates of the same tenor and for the same number of shares as those alleged to be lost, stolen, or destroyed, upon delivery to the Corporation in each case of an affidavit of loss and indemnity bond acceptable to the Secretary; but the Board of Directors may authorize the issuance of new or duplicate stock certificates without requiring an indemnity bond when in its judgment it is proper so to do.

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                               INSPECTION OF BOOKS

     SECTION 44. The Corporation shall maintain permanent records of the minutes of all meetings of its stockholders and Board of Directors; all actions taken by the stockholders or Board of Directors without a meeting; and all actions taken by a Committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall also maintain appropriate accounting records.

     A stockholder of the Corporation, directly or through an agent or attorney, shall have the limited rights to inspect and copy the Corporation's records as provided under applicable state law and upon complying with the procedures specified under such law.

                                  BANK ACCOUNTS

     SECTION 45. All checks, demands for money, or other transactions involving the Corporation's bank accounts shall be signed by such officers or other responsible persons as the Board of Directors may designate. No third party is allowed access to the Corporation's bank accounts without express written authorization by the Board of Directors.

                                   FISCAL YEAR

     SECTION 46. The fiscal year shall begin the first day of January in each year.

                                    DIVIDENDS

     SECTION 47. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and the laws of the State of Utah, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

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     Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, in their sole discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends, or for repairing or maintaining property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interests of the Corporation.

                                ANNUAL STATEMENT

     SECTION 48. The Chairman of the Board of Directors or any other director so designated by the Board of Directors shall present at each Annual Meeting of Stockholders, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     NOTICE

     SECTION 49. Whenever, under the provisions of the Articles of Incorporation or the laws of the State of Utah, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box in a postpaid, sealed envelope, addressed to such stockholder, officer or director, at such address as appears on the books of the Corporation, or in default of other address, to such director, officer or stockholder, at the general post office in the Salt Lake City, Utah, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice may be published as provided in the Articles of Incorporation in lieu of mailing notice.

     Any stockholder, director or officer may waive any notice required to be given under these Bylaws or the Articles of Incorporation.

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                                   AMENDMENTS

     SECTION 50. These Bylaws may be amended by a majority vote of the directors. These Bylaws may be also amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any special or regular meeting of the stockholders if notice of the proposed amendment be contained in the minutes of the meeting. Provided, however, that in addition to any vote required by any other provision of these Bylaws, the Articles of Incorporation, or any applicable law, if such amendment is to be adopted solely by the stockholders, the affirmative vote of eighty percent of the issued and outstanding stock of the Corporation that is entitled to vote for the election of directors shall be required for any amendment that deletes or changes Section 15 or this Section 50 of these Bylaws; that restricts or limits the powers of the Board of Directors or any other officers or agents of the Corporation; that vests any powers of the Corporation in any officer or agent other than the Board of Directors, or officers and agents appointed by the Board of Directors, or officers and agents appointed by officers or agents appointed by the Board of Directors; that requires the approval of any stockholders or any other person or entity in order for the Board of Directors or any other corporate officer or agent to take any action; or that changes the quorum requirement for any meeting of the Board of Directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of directors, or the place of such meeting.

                     INDEMNIFICATION AND LIABILITY INSURANCE

     SECTION 51. (a) VOLUNTARY INDEMNIFICATION. Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the Corporation, against liability incurred in the proceeding, but only if the

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Corporation has authorized the payment in accordance with the applicable statutory provisions [Sections 16-10a-902 and 16-10a-904 of Utah's Revised Business Corporation Act] and a determination has been made in accordance with the procedures set forth in such provision that the director conducted himself in good faith; that he reasonably believed that his conduct, if in his official capacity with the Corporation, was in its best interests and that his conduct, in all other cases, was at least not opposed to the Corporation's best interests; and that he had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding.

     (b) The Corporation shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (c) Indemnification permitted under paragraph (a) in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

     (d) If a determination is made, using the procedures set forth in the applicable statutory provision, that the director has satisfied the requirements listed herein and if an authorization of payment is made, using the procedures and standards set forth in the applicable statutory provision, then, unless otherwise provided in the Corporation's Articles of Incorporation, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if the director furnishes the Corporation a written affirmation of his good faith belief that he has satisfied the standard of conduct described in

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this Section, furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment); and if a determination is made that the facts then known of those making the determination would not preclude indemnification under this Section.

     (e) MANDATORY INDEMNIFICATION. Unless otherwise provided in the Corporation's Articles of Incorporation, the Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

     (f) COURT-ORDERED INDEMNIFICATION. Unless otherwise provided in the Corporation's Articles of Incorporation, a director or officer of the Corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that the director or officer is entitled to mandatory indemnification as provided in this Section and applicable law, in which case the court shall also order the Corporation to pay the reasonable expenses incurred by the director or officer to obtain court-ordered indemnification. The court may also order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the applicable standard of conduct set forth in this Section and applicable law. Any indemnification with respect to any

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proceeding in which liability has been adjudged in the circumstances described in paragraph (b) above is limited to reasonable expenses.

     (g) Unless otherwise provided in the Corporation's Articles of Incorporation, an officer, employee, or agent of the Corporation shall have the same indemnification rights provided to a director by this Section. The Board of Directors may also indemnify and advance expenses to any officer, employee, or agent of the Corporation, to any extent consistent with public policy as determined by the general or specific purpose of the Board of Directors.

     (h) INSURANCE. The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent or the Corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, other person, of an employee benefit plan, or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation has the power to indemnify him against the same liability under applicable law.

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